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National Cooperative Bank

2011 Crystal Drive

Suite, 800

Arlington, VA 22202

ANNUAL STATEMENT OF COMPLIANCE of

NATIONAL COOPERATIVE BANK, N.A.

Pursuant to the requirements of the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of National Cooperative Bank, N.A. (“NCB”), in its applicable capacity(ies) as listed on Schedule I, hereby certifies as follows as of and for the calendar year ending December 31, 2021 (the “Reporting Period”):

1.        A review of the Servicer’s activities during the calendar year ending December 31, 2021 (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 1, 2022

National Cooperative Bank, N.A.

By: /s/ Karyn Mann

Karyn Mann

Senior Vice President

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800, Arlington, VA 22202

(800) 955-9622

https://www.ncb.coop/

Schedule I to the Annual Statement of Compliance

Individual Investors for which National Cooperative Bank, N.A. Performed Servicing Activities

NCB Investor #	Pool Description	NCB Capacity(ies)
363	CSFB 2000 PS4	NCB Primary Servicer NCB Special Servicer
378	CSFB 2004 C4	NCB Master Servicer NCB Special Servicer
380	CSFB 2005 C3	NCB Master Servicer
383	CSFB 2006 C1	NCB Master Servicer NCB Special Servicer
385	CSMC 2006 C4	NCB Master Servicer
386	MSCI 2007 IQ13	NCB Master Servicer NCB Special Servicer
389	WFBRBS 2013 C12	NCB Master Servicer NCB Special Servicer
391	WFBRBS 2013 C13	NCB Master Servicer NCB Special Servicer
392	WFBRBS 2013 C15	NCB Master Servicer NCB Special Servicer
393	WFBRBS 2013 C16	NCB Master Servicer NCB Special Servicer
394	WFBRBS 2013 C18	NCB Master Servicer
395	WFBRBS 2014 C19	NCB Master Servicer NCB Special Servicer
396	WFBRBS 2014 C20	NCB Master Servicer NCB Special Servicer
397	WFBRBS 2014 C21	NCB Master Servicer NCB Special Servicer
398	WFBRBS 2014 C22	NCB Master Servicer NCB Special Servicer
399	WFBRBS 2014 C23	NCB Master Servicer NCB Special Servicer
400	WFCM 2014 LC18	NCB Master Servicer NCB Special Servicer
401	WFCM 2015 C26	NCB Master Servicer NCB Special Servicer
402	WFCM 2015 C29	NCB Master Servicer NCB Special Servicer
403	WFCM 2015 C30	NCB Master Servicer NCB Special Servicer
404	WFCM 2015 LC22	NCB Master Servicer NCB Special Servicer
405	WFCM 2015 NXS3	NCB Master Servicer NCB Special Servicer
406	WFCM 2016 C32	NCB Master Servicer NCB Special Servicer
407	WFCM 2016 C33	NCB Master Servicer NCB Special Servicer
408	WFCM 2016 C35	NCB Master Servicer NCB Special Servicer
409	WFCM 2016 LC24	NCB Master Servicer NCB Special Servicer
410	WFCM 2016 C36	NCB Master Servicer NCB Special Servicer
411	WFCM 2016 LC25	NCB Master Servicer NCB Special Servicer
412	WFCM 2017 RC1	NCB Master Servicer NCB Special Servicer
413	BANK 2017 BNK5	NCB Master Servicer NCB Special Servicer
414	BANK 2017 BNK6	NCB Master Servicer NCB Special Servicer
415	BANK 2017 BNK7	NCB Master Servicer NCB Special Servicer
416	BANK 2017 BNK8	NCB Master Servicer NCB Special Servicer
417	BANK 2018 BNK10	NCB Master Servicer NCB Special Servicer
418	BANK 2018 BNK11	NCB Master Servicer NCB Special Servicer
419	BANK 2018 BNK12	NCB Master Servicer NCB Special Servicer
422	BANK 2018 BNK13	NCB Master Servicer NCB Special Servicer
423	BANK 2018 BNK14	NCB Master Servicer NCB Special Servicer
424	BANK 2018 BNK15	NCB Master Servicer NCB Special Servicer
426	BANK 2019 BNK16	NCB Master Servicer NCB Special Servicer
427	BANK 2019 BNK18	NCB Master Servicer NCB Special Servicer
428	BANK 2019 BNK19	NCB Master Servicer NCB Special Servicer
429	BANK 2019 BNK20	NCB Master Servicer NCB Special Servicer
461	BANK 2019 BNK22	NCB Master Servicer NCB Special Servicer
462	BANK 2019 BNK24	NCB Master Servicer NCB Special Servicer
463	BANK 2020 BNK25	NCB Master Servicer NCB Special Servicer
464	BANK 2020 BNK26	NCB Master Servicer NCB Special Servicer
465	BANK 2020 BNK28	NCB Master Servicer NCB Special Servicer
466	BANK 2020 BNK30	NCB Master Servicer NCB Special Servicer
467	BANK 2021 BNK31	NCB Master Servicer NCB Special Servicer
468	BANK 2021 BNK32	NCB Master Servicer NCB Special Servicer
469	BANK 2021 BNK33	NCB Master Servicer NCB Special Servicer
472	BANK 2021 BNK34	NCB Master Servicer NCB Special Servicer
473	BANK 2021 BNK35	NCB Master Servicer NCB Special Servicer
474	BANK 2021 BNK36	NCB Master Servicer NCB Special Servicer
476	BANK 2021 BNK37	NCB Master Servicer NCB Special Servicer
477	BANK 2021 BNK38	NCB Master Servicer NCB Special Servicer